Exhibit 99.77(Q)(1)

ITEM 77Q-1 Exhibits

(a)(1)        Amendment No. 24, Name Change of Voya In-Retirement Fund to Voya Target In-Retirement Fund, effective September 30, 2016, to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed herein.

(e)(1)        Amended Schedule A, effective November 17, 2016, to the Amended and Restated Investment Management Agreement dated November 14, 2014, as amended and restated May 1, 2015 – Filed herein.

(e)(2)        Amended Schedule A, effective November 2016, to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC, dated November 18, 2014 - Filed as an exhibit to Post-Effective Amendment No. 64 to the Registrant’s Form N-1A Registration Statement on September 27, 2016 and incorporated herein by reference.